UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported):  October 29, 2014

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 31, 2014, JPMorgan Chase Bank, N.A. (“JPMorgan”) issued an irrevocable letter of credit (the “ED Letter of Credit”) in the amount of $79,707,879.00 payable to the U.S. Department of Education (the “ED”) for the account of ITT Educational Services, Inc. (the “Company”).  The ED Letter of Credit expires on November 4, 2019.  As previously reported, the ED required, among other things, that the Company submit an irrevocable letter of credit in that amount and for that term, payable to the ED, on or before November 4, 2014, as a result of the Company’s institutions’ failure to submit their 2013 audited consolidated financial statements and compliance audits to the ED by June 30, 2014, which caused the ED to determine that the Company’s institutions are not financially responsible.

The ED Letter of Credit provides that the ED may draw on the ED Letter of Credit upon certification by the ED that the drafted funds will be used for one or more of the following purposes, as determined by the Secretary of the ED:

•	to pay refunds of institutional or non-institutional charges owed to or on behalf of current or former students of the Company’s institutions, whether the institution remains open or has closed;

•	to provide for the “teach-out” of students enrolled at the time of closure of the institution; and

•
to pay any liabilities owing to the Secretary of the ED arising from acts or omissions by the Company’s institutions, on or before the expiration of the ED Letter of Credit, in violation of requirements set forth in the Higher Education Act of 1965, as amended (“HEA”), including the violation of any agreement entered into by the Company’s institutions with the Secretary of the ED regarding the administration of programs under Title IV of the HEA.

The ED Letter of Credit was issued by JPMorgan pursuant to the letter of credit provisions of the Credit Agreement, dated as of March 21, 2012, among the Company, the lenders party thereto, JPMorgan, as administrative agent, Bank of America, N.A., as syndication agent, and Wells Fargo, N.A., as documentation agent, as amended pursuant to the First Amendment thereto dated as of March 31, 2014 (the “First Amendment”), the Second Amendment thereto dated as of May 29, 2014 (the “Second Amendment”), the Third Amendment to Credit Agreement, Consent and Waiver (the “Third Amendment”) dated as of June 30, 2014, the Fourth Amendment to Credit Agreement, Consent and Waiver (the “Fourth Amendment”) dated as of July 30, 2014, and the Fifth Amendment to Credit Agreement and Consent (the “Fifth Amendment”) dated as of September 15, 2014 (the Credit Agreement, as so amended and including a Consent to Credit Agreement entered into as of October 15, 2014 , is referred to herein as the “Amended Credit Agreement”).  The Amended Credit Agreement provides that an additional participation fee is required to be paid by the Company related to the ED Letter of Credit, which will accrue at a ticking fee rate on the average daily amount of the lenders’ letter of credit exposure with respect to the ED Letter of Credit.  Further, the Amended Credit Agreement provides that the Company is required to provide cash collateral in an amount equal to 109% of the face amount of the ED Letter of Credit upon the earlier of December 31, 2014 or when net cash proceeds are received by the Company from certain transactions.  For more information regarding these and other terms of the Amended Credit Agreement, including those related to the ED Letter of Credit, see the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 16, 2014.

The Credit Agreement was filed by the Company as Exhibit 10.1 to its Current Report on Form 8-K filed on March 27, 2012, the First Amendment was filed by the Company as Exhibit 10.1 to its Current Report on Form 8-K filed on April 4, 2014, the Second Amendment was filed by the Company as Exhibit 10.1 to its Current Report on Form 8-K filed on June 4, 2014, the Third Amendment was filed by the Company as Exhibit 10.1 to its Current Report on Form 8-K filed on July 2, 2014, the Fourth Amendment was filed by the Company as Exhibit 10.1 to its Current Report on Form 8-K filed on August 1, 2014, and the Fifth Amendment was filed by the Company as Exhibit 10.1 to its Current Report on Form 8-K filed on September 19, 2014, all of which are incorporated herein by reference.

The above summary of the ED Letter of Credit is qualified in its entirety by the full text of the ED Letter of Credit, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)	Matters Relating to Outgoing Independent Registered Public Accounting Firm

On October 29, 2014, the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PWC”), notified the Company that PWC  will not stand for reappointment as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2014.  PWC indicated to the Company, however, that it expects to complete its reviews of the Company’s financial statements for the fiscal quarters ended March 31, 2014 and June 30, 2014.  As a result, PWC’s engagement will end effective upon the Company’s filing of its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014 and June 30, 2014.

The reports of PWC on the Company’s consolidated financial statements as of and for the  years ended December 31, 2013 and December 31, 2012 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that PWC’s report on the Company’s consolidated financial statements as of and for the year ended December 31, 2013 was modified to include an emphasis of matter paragraph indicating that the Company is subject to risks and uncertainties including litigation, governmental investigations and increasing liquidity pressures that could affect amounts reported in the Company’s financial statements in future periods.

During the fiscal years ended December 31, 2013 and December 31, 2012, and the subsequent interim period through October 29, 2014, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PWC’s satisfaction, would have caused PWC to make reference to the subject matter of the disagreement in connection with its reports, except for a disagreement relating to whether or not the Company was required to consolidate a variable interest entity (the “PEAKS Trust”) in its financial statements.  In connection with the Company’s submission of an inquiry to the Office of the Chief Accountant (the “OCA”) of the SEC related to whether the financial results of the PEAKS Trust should be consolidated in the Company’s consolidated financial statements and, if so, during which periods, the Company concluded  that it was not required to consolidate the PEAKS Trust. PWC had evaluated the matter which was the subject of the submission to the OCA and concluded that the Company should consolidate the PEAKS Trust.  As previously reported, in June 2014, the Audit Committee of the Board of Directors of the Company determined that, beginning on February 28, 2013, the Company should have consolidated the PEAKS Trust in the Company’s consolidated financial statements.  As a result, the disagreement on this matter was resolved to PWC’s satisfaction.  The Audit Committee of the Board of Directors of the Company has discussed the subject matter of the disagreement with PWC, and the Company has authorized PWC to respond fully to the inquires of the Company’s successor independent registered public accounting firm concerning the subject matter thereof.

During the fiscal years ended December 31, 2013 and December 31, 2012, and the subsequent interim period through October 29, 2014, there were no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in the Company’s internal control over financial reporting as of December 31, 2013.  As disclosed in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2013, the Company’s management concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2013 as a result of four material weaknesses described below. Specifically, the Company did not maintain effective internal control related to:

•	the assessment of events that could affect the determination of whether the Company is the primary beneficiary of variable interest entities in which it holds a variable interest;

•
the assessment of the completeness and accuracy of the data maintained by the servicer of the private education loans that are owned by a variable interest entity that the Company was required to consolidate;

•
the review of assumptions and methodologies developed by third-party consultants to project guarantee obligations under a risk sharing agreement entered into by the Company on February 20, 2009 (the “2009 RSA”) in connection with a private education loan program; and

•
the timely identification and communication of information relevant to the private education loan programs to those members of the Company’s management who are responsible for its financial reporting processes.

The control deficiency related to the Company’s assessment of events that could affect the determination of whether it is the primary beneficiary of a variable interest entity affected multiple line items in the Company’s financial statements. See Note 10 – Variable Interest Entities of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion of the effect that consolidating a variable interest entity beginning February 28, 2013 had on the Company’s consolidated financial statements. The control deficiency related to the Company’s failure to maintain effective internal controls over the data maintained by the servicer of the private education loans could have resulted in misstatements of the fair value of the private education loans upon consolidation of the variable interest entity and the amount of the allowance for loan losses. The control deficiency related to the Company’s review of assumptions and methodologies developed by consultants to project guarantee obligations under the 2009 RSA resulted in adjustments to the Company’s loss related to loan program guarantees, other liabilities and related financial disclosures during the preparation of the Company’s 2013 consolidated financial statements. The control deficiency related to the identification and communication of information is considered to have contributed to the other identified material weaknesses, as relevant information related to the private loan programs was not provided timely to those individuals responsible for the Company’s financial reporting processes or to its independent registered accountants.  The Audit Committee of the Board of Directors of the Company has discussed the subject matter of the material weaknesses with PWC, and the Company has authorized PWC to respond fully to the inquires of the Company’s successor independent registered public accounting firm concerning those material weaknesses.

The Company provided PWC with a copy of the disclosures it is making in this Current Report on Form 8-K. The Company requested that PWC furnish a letter addressed to the SEC stating whether it agrees with the statements made above in this Item 4.01(a). A copy of PWC’s letter dated November 4, 2014 is filed as Exhibit 16.1 hereto.

(b)	Matters Relating to Successor Independent Registered Public Accounting Firm

  In July 2014, in the event that PWC ceased to be the Company’s independent registered public accounting firm, the Audit Committee of the Board of Directors of the Company commenced a comprehensive, competitive process to select an independent registered public accounting firm to audit the Company’s financial statements for its fiscal year ending December 31, 2014.  That process is nearing completion, but is ongoing.  As a result, the Audit Committee has not yet selected a successor independent registered public accounting firm for the Company.

Item 9.01.                   Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibits are being filed herewith:

Exhibit No.                                    Description

10.1	Irrevocable Letter of Credit Payable to the U.S. Department of Education, dated October 31, 2014

16.1	Letter from PricewaterhouseCoopers LLP dated November 4, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2014

ITT Educational Services, Inc.

By:  /s/ Daniel M. Fitzpatrick
       Name: Daniel M. Fitzpatrick
       Title: Executive Vice President, Chief
Financial Officer

INDEX TO EXHIBITS

Exhibit No.                                           Description

10.1	Irrevocable Letter of Credit Payable to the U.S. Department of Education, dated October 31, 2014

16.1	Letter from PricewaterhouseCoopers LLP dated November 4, 2014